UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2021

DTRT HEALTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40744	86-3336784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 West 22nd Street, Tower Floor

Oak Brook, IL 60523

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (312) 316-5473

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DTRTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DTRT	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DTRTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

DTRT Health Acquisition Corp. (the “Company,” “DTRT”, “we,” “us” or “our”) is filing this Amendment No. 1 to its Current Report on Form 8-K/A as of September 7, 2021 to amend and restate the audited balance sheet as of September 7, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement originally filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2021 (the “Original Report”).

Background of Restatement

All of the shares held by the Company’s public stockholders (the “Public Shares”) contain a redemption feature which provides each holder of such shares with the opportunity to have their shares redeemed, and management has no control over which Public Shares will be redeemed. ASC 480-10-S99-3A provides that redemption provisions not solely within the control of the issuer require shares subject to redemption to be classified outside of permanent equity. Furthermore, ASC 480-10-25-6(b) provides guidance stating that in determining if an instrument is mandatorily redeemable, a provision that defers redemption until a specified liquidity level is reached would not affect classification of the instrument. As such, management has identified errors made in the historical financial statements where, at the closing of the Company’s initial public offering (“Initial Public Offering”), the Company improperly valued its Class A common stock subject to possible redemption. The Company previously determined the Class A common stock subject to possible redemption was equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Management determined that the Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity as of the Initial Public Offering date and all subsequent reporting periods.

As a result, on January 28, 2022, the Company’s management and the Audit Committee concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued audited balance sheet as of September 7, 2021 filed with the Company’s Form 8-K filed on September 14, 2021 should no longer be relied upon.

In light of this finding, it was determined that it is appropriate to amend and restate the Company’s previously issued audited balance sheet as of September 7, 2021 to reclassify all of the Company’s Class A common stock as temporary equity. The reclassification of amounts from permanent equity to temporary equity results only in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.

The financial information that has been previously filed or otherwise reported in the Original Report is superseded by the information in this Form 8-K/A, and the Company’s audited balance sheet as of September 7, 2021 contained in the Original Report should no longer be relied upon. On January 28, 2022, the Company filed a report on Form 8-K disclosing the non-reliance on the financial statements included in the Original Report.

The following items have been amended as a result of the restatement:

Exhibit No. 99.1, “Audited Balance Sheet as of September 7, 2021”

Refer to Note 2, Restatement of Previously Issued Financial Statement of this Form 8-K/A for additional information and for the summary of the accounting impacts of these adjustments to the Company’s balance sheet as of September 7, 2021.

As a result of the restatement described in this Amendment No. 1 on Form 8-K/A, the Company has concluded there was a material weakness in the Company’s internal control over financial reporting at the time the above mentioned financial statement was issued.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of September 7, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTRT HEALTH ACQUISITION CORP.

By:	/s/ Mark Heaney
Name:	Mark Heaney
Title:	Chief Executive Officer

Dated: February 18, 2022